EXHIBIT 11

                          Capital Growth Holdings, Ltd.
                   Computation of Net Income Per Common Share
                                   (Unaudited)

                                                    Three Months Ended   Three Months Ended
                                                      June 30, 1997        June 30, 1996
                                                      -------------        -------------
Primary:
Net Income                                              $ 444,112            $ (10,120)

Less cumulative preferred dividend                         (9,131)                   0
                                                       ----------            ---------


NET INCOME USED FOR E.P.S.
  COMPUTATION                                             434,981              (10,120)
                                                       ==========            =========

Weighted average number of
  common shares outstanding                            14,736,459            3,243,333

Shares issuable upon exercise of stock
  options and warrants, net of shares
  assumed to be repurchased (1)                           148,250                    0
                                                       ----------            ---------

Shares used for computation                            14,884,709            3,243,333
                                                       ==========            =========

Net income per common share                                 $ .03                $ .00
                                                       ==========            =========

Fully Diluted:
NET INCOME USED FOR E.P.S.
  COMPUTATION                                             444,112              (10,120)
                                                       ----------            ---------

Weighted Average number of
  common shares outstanding                            14,736,459            3,243,333

Shares issuable upon exercise of stock
  options and warrants, net shares
  assumed to be repurchased (1)                           259,583                    0

Convertible Series A & B Preferred Shares               5,081,334                    0
                                                       ----------            ---------

Shares used for computation                            20,077,376            3,243,333
                                                       ==========            =========

Net Income per Common Share                                 $ .02                $ .00
                                                       ==========            =========
                                                       (continued)

Notes and Assumptions:
(1) The company has outstanding warrants and options with exercise prices below the current value of its common stock which is deemed to be $3.00. The Company has utilized the treasury stock method for computing the weighted average shares outstanding.

                          Capital Growth Holdings, Ltd.
                   Computation of Net Income Per Common Share
                                   (Unaudited)

                                                    Six Months Ended    Six Months Ended
                                                     June 30, 1997        June 30, 1996
                                                     -------------        -------------
Primary:
Net Income                                              $ 922,909            $ (10,120)

Less cumulative preferred dividend                        (18,261)                   0
                                                       ----------            ---------

NET INCOME USED FOR E.P.S.
  COMPUTATION                                             904,648              (10,120)
                                                       ==========            =========

Weighted average number of
  common shares outstanding                            14,377,609            3,243,333

Shares issuable upon exercise of stock
  options and warrants, net of shares
  assumed to be repurchased (1)                            86,992                    0
                                                       ----------            ---------

Shares used for computation                            14,464,601            3,243,333
                                                       ==========            =========

Net income per common share                                 $ .06                $ .00
                                                       ==========            =========

Fully Diluted:
NET INCOME USED FOR E.P.S.
  COMPUTATION                                             922,909              (10,120)
                                                       ----------            ---------

Weighted Average number of
  common shares outstanding                            14,377,609            3,243,333

Shares issuable upon exercise of stock
  options and warrants, net shares
  assumed to be repurchased (1)                           259,583                    0

Convertible Series A & B Preferred Shares               5,081,334                    0
                                                       ----------            ---------

Shares used for computation                            19,718,526            3,243,333
                                                       ==========            =========

Net Income per Common Share                                 $ .05                $ .00
                                                       ==========            =========


Notes and Assumptions:
(1) The company has outstanding warrants and options with exercise prices below the current value of its common stock which is deemed to be $3.00. The Company has utilized the treasury stock method for computing the weighted average shares outstanding.